UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2013

Unwired Planet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16073	94-3219054
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 South Virginia Street, Suite 201

Reno, Nevada 89501

(Address of Principal Executive Offices) (Zip Code)

(775) 980-2345

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Agreement.

On September 23, 2013, Unwired Planet, Inc. (the “Company”) entered into a Retention Agreement with McKool Smith, P.C. (“McKool”), providing for legal services on a partial contingency and partial flat fee basis (“Agreement”). The Agreement provides that McKool will be the Company’s legal counsel in connection with the Company’s patent infringement litigation matters with Google, Inc., Apple, Inc. and Research in Motion Ltd. (the “Patent Enforcement Matters”).

Under the Agreement, effective as of July 1, 2013, the Company will pay McKool a flat fee of $500,000 per month for 24 months (the “24-Month Period”), at which time no additional monthly flat fee will be owing pursuant to the Agreement. The flat monthly fee payable over the 24-Month Period is in lieu of hourly billings and similar amounts accrued since January 1, 2013 with respect to the Patent Enforcement Matters. If the Patent Enforcement Matters continue beyond the 24-Month Period, McKool will continue to provide legal services to the Company in connection with the Patent Enforcement Matters without payment of additional flat fees by the Company. In addition, in the event of resolution of any of the Patent Enforcement Matters prior to the conclusion of the 24-Month Period, the flat monthly fee is subject to certain downward adjustments.

In addition to the flat monthly fee, the Company will pay McKool a contingency fee in an amount equal to between 10% and 30% of net proceeds (after deducting expenses and any payments due under the Company’s revenue sharing arrangement with Ericsson) derived from any license, settlement, or agreement entered into with any defendant involved in the Patent Enforcement Matters, depending on the net proceeds derived from such matters; provided however, that in no event shall such contingency fees exceed $70,000,000 and such amounts may be further reduced in the event of early settlement of any of the Patent Enforcement Matters. The contingency fees will be payable by the Company to McKool as net proceeds are received by the Company. The Company will be responsible for the current payment of expenses incurred in connection with the Patent Enforcement Matters, which amounts will be reimbursed upon the receipt of proceeds from any of the Patent Enforcement Matters. In addition, in the event of the acquisition of the Company by any defendant in a Patent Enforcement Matter, the proceeds of such transaction will be treated as proceeds for purposes of the calculation of the contingency fee.

A copy of the Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference. The summary of the Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the Agreement.

Item 8.01	Other Events.

On September 23, 2013, the Company issued a press release announcing that it had entered into the Agreement. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1*	Retention Agreement by and between McKool Smith, P.C. and Unwired Planet, Inc., dated September 23, 2013.

99.1	Press Release, dated September 23, 2013.

*	Certain confidential information contained in this Exhibit was omitted by means of redacting a portion of the text and replacing it with [***]. This Exhibit has been filed separately with the SEC without the redaction pursuant to a Confidential Treatment Request under Rule 24b-2 of the Securities Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unwired Planet, Inc.

	By:	/s/ Eric Vetter
Dated: September 27, 2013	Name: Eric Vetter
Title: President and Principal Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1*	Retention Agreement by and between McKool Smith, P.C. and Unwired Planet, Inc., dated September 23, 2013.

99.1	Press Release, dated September 23, 2013.

*	Certain confidential information contained in this Exhibit was omitted by means of redacting a portion of the text and replacing it with [***]. This Exhibit has been filed separately with the SEC without the redaction pursuant to a Confidential Treatment Request under Rule 24b-2 of the Securities Act of 1934, as amended.